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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Form 10-K of our report dated
February 9, 2000, on our audits of the financial statements and financial statement schedules of XL Capital Ltd as at December 31, 1999 which states that we did not audit the financial statements and financial statement schedules of NAC Re Corp. as at December 31, 1998 and that our opinion, in so far as it relates to the amounts included for NAC Re Corp. for those dates, is based solely on the report of other auditors, which report is included herein.

     We further consent to the incorporation by reference in the registration statements of XL Capital Ltd on Form S-3 (File No. 33-76170), Form S-8 (File No. 33-86826), Form S-8 and S-3 (File No. 33-86824) and Form S-8 (File
No. 33-81451) of our report dated February 9, 2000 on our audits of the financial statements and financial statement schedules of XL Capital Ltd.

                                     PRICEWATERHOUSECOOPERS LLP
                                      New York, New York
                                      March 17, 2000

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